SCHEDULE 14A
             (RULE 14A-101) INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                 TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


       --------------------------------------------------------------------
       Name of Person(s) Filing Proxy Statement, other than the Registrant)


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                                               TEMPLETON VIETNAM AND SOUTHEAST
                                               ASIA FUND, INC.

                                               Broward Financial Centre
                                               500 E. Broward Blvd.
                                               Suite 2100
                                               Ft. Lauderdale, FL 33394-3091
                                               Tel 954-527-7500

FRANKLIN(R) TEMPLETON(R) INVESTMENTS
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FOR IMMEDIATE RELEASE:

For more information, please contact Franklin Templeton Investments at 1-800-342-5236. Members of the media should contact Franklin Templeton Corporate Communications at 650-312-3395.

                 TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC.
         TO RECONVENE ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 23, 2002

Ft. Lauderdale, Florida, January 4, 2002. Templeton Vietnam and Southeast Asia Fund, Inc. (the "Fund") (NYSE: TVF) announced today that it will reconvene its Annual Meeting of Shareholders on Wednesday, January 23, 2002, at 2:00 p.m. (Eastern time) at the Fund's offices, 500 East Broward Boulevard, 12th Floor, Ft. Lauderdale, Florida 33394-3091. The Fund will be mailing additional proxy materials to shareholders.

The Annual Meeting of Shareholders had been scheduled to be held on November 29, 2001, but was adjourned in accordance with the Fund's by-laws without shareholder action and without using discretionary authority from proxies obtained from the Fund's shareholders. There is no change to the record date, which is September 28, 2001.

Templeton Asset Management Limited, the Fund's investment adviser, is an indirect wholly owned subsidiary of Franklin Resources, Inc. (NYSE: BEN), a global investment organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and over $261 billion in assets under management as of November 30, 2001. For more information, please call 1-800-DIAL BEN(R).